CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, IDENTIFIED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT NO. 10 TO AMENDED AND RESTATED
MASTER TRUST AGREEMENT

This AMENDMENT NO. 10 TO AMENDED AND RESTATED MASTER TRUST AGREEMENT (“Amendment No. 10”) is made effective as of April 2, 2019 (“Amendment Effective Date”) by and between MoneyGram Payment Systems, Inc. (“MoneyGram”), a Delaware corporation with a principal place of business at 2828 N. Harwood, Dallas, TX 75201 and Walmart Inc. f/k/a Wal-Mart Stores, Inc. (“Walmart”), a Delaware corporation, with a principal place of business at 702 SW 8th Street, Bentonville, AR 72716. MoneyGram and Walmart are collectively referred to in this Amendment No. 10 as the “Parties” and each individually as a “Party.

WHEREAS, MoneyGram and Walmart effective February 1, 2016 entered into that certain Amended and Restated Master Trust Agreement (as amended, “Agreement”), pursuant to which, among other things, MoneyGram appointed Walmart as its limited agent and authorized delegate for the sole purpose of offering and selling Services;

WHEREAS, MoneyGram and Walmart now desire to amend the Agreement as of the Amendment Effective Date as set forth in this Amendment No. 10;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the Parties agree as follows:

1.    Capitalized terms used in this Amendment No. 10 and not specifically defined in this Amendment No. 10 shall have the meaning set forth in the Agreement.

2.    Attachment P, “Cash Payout Service Attachment,” of the Agreement is incorporated into the Agreement.

3.    Each Party acknowledges and agrees that each and every provision of this Amendment No. 10, including the recitals and any “whereas” clauses, is contractual in nature and binding on the Parties. Except as expressly set forth in this Amendment No. 10, nothing in this Amendment No. 10 will modify, alter or amend any provision or term of the Agreement.

IN WITNESS HEREOF, the Parties have caused this Amendment No. 10 to be executed by their fully authorized representatives as of the Amendment Effective Date.

Walmart Inc.			MONEYGRAM PAYMENT SYSTEMS, INC.
By:	/s/ Daniel J. Eckert	By:	/s/ W. Alexander Holmes
Name:	Daniel J. Eckert	Name:	W. Alexander Holmes

ATTACHMENT P
CASH PAYOUT SERVICE ATTACHMENT

A.
Incorporation. Pursuant to this Cash Payout Service Attachment by and between Walmart and MoneyGram (the “CPS Attachment”), MoneyGram hereby authorizes Walmart to perform and Walmart hereby agrees to perform the Cash Payout Services at each Agent Location. This CPS Attachment is a part of and incorporated into that certain Amended and Restated Master Trust Agreement, effective February 1, 2016 by and between Walmart and MoneyGram (the “Agreement”). As used herein, “Cash Payout Services” means MoneyGram’s Cash Payout Services pursuant to which Commercial Entities may make disbursements at the Agent Locations to consumers. ; “CPS Transfer Amount” means the funds disbursed to a consumer for the purposes of being remitted or transferred from a Commercial Entity; and “Commercial Entity” is the business entity provider of certain products and/or services from whom disbursements are being made. For purposes of this agreement, Walmart and the Walmart Foundation are considered to be Commercial Entities when disbursing funds to Walmart associates for emergency assistance, disaster relief, and other purposes as deemed by Walmart.; “Designated Recipient” means the individual identified by MoneyGram to receive the CPS Transfer Amount when it is delivered by the local paying agent of Walmart. Terms not defined in this CPS Attachment are as defined in the Agreement. The Cash Payout Service shall be added to the definition of Services as defined in the Agreement.

B.
Authorization. MoneyGram authorizes Walmart to make certain disbursements in the Agent Locations to Consumers from the Commercial Entities, and from any other Commercial Entities MoneyGram may permit in the future. MoneyGram shall communicate to Walmart, either in writing, electronically (through the Interface, Equipment and Software) or via such other methods determined by MoneyGram and Walmart the Commercial Entities from whom disbursements can be made. Walmart, in its sole and absolute discretion, shall have the right to decide which Commercial Entities it accepts disbursements from for purposes of Cash Payout Services. Additionally, Walmart, in its sole and absolute discretion, can choose to discontinue accepting disbursements from Commercial Entities during the Term of the Agreement without terminating the CPS Attachment.

C.	[Reserved].

D.	Performance of the Cash Payout Service.

(i)
Walmart shall pay or deliver the CPS Transfer Amount to the Designated Recipient in currency. The Cash Payout Amount will normally be available for pick-up immediately following the initiation and proper authentication and authorization of the transaction., subject to the normal business hours of operation of the Agent Location.

(ii)
A Designated Recipient will be required by Walmart to provide satisfactory identification in order to obtain the Cash Payout Amount. Walmart will have no responsibility for any wrongful or unauthorized use of any unique MoneyGram identification number or code. Walmart will not charge an additional service fee to the Designated Recipient. Depending on the amount of the transaction, a Designated Recipient may be required to provide additional identification.

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(iii)
Walmart is responsible for any funds discrepancy not timely reported to MoneyGram. Walmart will be responsible for responding to and resolving all claims, inquiries and complaints from Designated Recipients arising out of the actions of Walmart in connection with Cash Payout Services. MoneyGram will cooperate with Walmart in resolving such inquiries and complaints

E.	Term and Termination.

F.
This CPS Attachment shall commence on the Effective Date and continue for the Term of the Agreement, unless the Agreement is terminated prior to the end of the Term in accordance with Section 9 of the Agreement.

(i)
The terms of this CPS Attachment may continue during the Tail Period if requested by Walmart, and the Agreement was not terminated early by MoneyGram pursuant to Section 9(b)(i), (ii), (iii) or (iv) of the Agreement, and the terms of this CPS Attachment shall continue in full force and effect during such Tail Period. For purposes of clarity, the Tail Period shall be included in the definition of the Term. As used herein, the “Tail Period” shall mean the period commencing on the date the Term is to expire and shall end on the earliest of:

(1)	the date on which Walmart notifies MoneyGram that Walmart desires for the Tail Period to end;

(2)	the date on which the Parties have entered into a new or replacement CPS Attachment that supersedes the prior CPS Attachment; or

(3)	Six (6) months from the date the Tail Period commenced.

(ii)
Walmart agrees to cooperate with MoneyGram during the Walmart Post Termination Transition Period. As used herein, the “Walmart Post Termination Transition Period” shall commence on the effective date of any termination of this CPS Attachment and shall end ninety (90) days thereafter.

G.	Cash Payout Service Compensation.

(i)	Walmart shall be entitled to a Cash Payout Services commission (“CPS Commission”) for each Cash Payout Service transaction performed by Walmart.

(ii)
For each Cash Payout Service transaction conducted by Walmart for disbursements from the Walmart Foundation, [***], or any New Commercial Entity, MoneyGram agrees to pay Walmart a CPS Commission of $[***]. As used herein, New Commercial Entity shall mean a Commercial Entity in which Walmart did not disburse funds from prior to the Effective Date of this CPS Attachment.

(iii)
For each Cash Payout Service transaction conducted by Walmart for disbursement from any Commercial Entity that Walmart disbursed funds from prior to the Effective Date of this CPS Attachment, other than the Walmart Foundation and [***], MoneyGram agrees to pay Walmart a CPS Commission of $[***].

(iv)
MoneyGram and Walmart may agree from time to time to implement special initiatives for certain transactions. For those special initiatives, the Parties may agree to a modified CPS Commission for such transactions.

H.
Remittances/Settlement. MoneyGram shall remit to Walmart by wire transfer the applicable CPS Net Payable Amount for Cash Payout Services on a daily basis, no later than the first business day after the applicable Cash Payout Service transaction. As used herein, the “CPS Net Payable

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Amount” for Cash Payout Services is the sum of (a) and (b), where (a) equals the sum of all CPS Transfer Amounts and (b) equals the sum of all CPS Commissions due to Walmart.

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